Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 14, 2004 relating to the consolidated financial statements, which appears in Terremark Worldwide, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2004.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Miami, Florida
August 17, 2004